UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 22, 2015

Fifth Street Asset Management Inc. (Exact name of registrant as specified in its charter)

Delaware	001-36701	46-5610118

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 West Putnam Avenue, 3rd Floor

Greenwich, CT 06830

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(203) 681-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure

Fifth Street Asset Management Inc. (the “Company”) has been named as a defendant in two putative securities class-action lawsuits arising from the Company’s role as investment adviser to Fifth Street Finance Corp., a publicly traded business development company (“FSC”). The first lawsuit was filed on October 1, 2015 in the United States District Court for the Southern District of New York and is captioned Howard Randall, Trustee, Howard & Gale Randall Trust FBO Kimberly Randall Irrevocable Trust UA Feb 15, 2000 v. Fifth Street Finance Corp., et al., Case No. 1:15-cv-07759. The second lawsuit was filed on October 14, 2015 in the United States District Court for the District of Connecticut and is captioned Lynn Waters-Cottrell v. Fifth Street Finance Corp., et al., Case No. 3:15-cv-01488. The defendants in both cases are FSC, the Company, Leonard M. Tannenbaum, Bernard D. Berman, Alexander C. Frank, Todd G. Owens, Ivelin M. Dmitrov, and Richard Petrocelli.

Both lawsuits assert claims under §§ 10(b) and 20(a) of the Securities Exchange Act of 1934 on behalf of a putative class of persons and entities who purchased FSC common stock between July 7, 2014 and February 6, 2015, inclusive. The complaints allege that, during the putative class period, the defendants engaged in a fraudulent scheme and course of conduct to artificially inflate FSC’s assets and investment income and, in turn, the Company’s valuation at the time of its IPO in October 2014. The plaintiffs have not quantified their claims for relief.

The Company believes that the claims are without merit and intends vigorously to defend itself against the plaintiffs’ allegations.

The information contained in this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. In addition, the information contained in this report shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIFTH STREET ASSET MANAGEMENT INC.

Date: October 22, 2015	By:	/s/ Bernard D. Berman
		Name:	Bernard D. Berman
		Title:	Co-President and Chief Compliance Officer